UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549


                             SCHEDULE 14A


      Proxy Statement Pursuant to Section 14(a) of the Securities
                Exchange Act of 1934 (Amendment No.  )


Filed by the Registrant [ X ]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

     [   ] Preliminary Proxy Statement

     [   ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY
           (AS PERMITTED BY RULE 14A-6(E)(2))

     [ X ] Definitive Proxy Statement

     [   ] Definitive Additional Materials

     [   ] Soliciting Material Pursuant to (S) 240.14a-11(c)
           or (S) 240.14a-12



                             CoolSavings, Inc.
           ------------------------------------------------
           (Name of Registrant as Specified In Its Charter)



------------------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

     [ X ] No fee required.

     [   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.


     (1)   Title of each class of securities to which transaction applies:

           ---------------------------------------------------------------


     (2)   Aggregate number of securities to which transaction applies:

           ---------------------------------------------------------------








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     (3)   Per unit price or other underlying value of transaction
           computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

           ---------------------------------------------------------------


     (4)   Proposed maximum aggregate value of transaction:

           ---------------------------------------------------------------


     (5)   Total fee paid:

           ---------------------------------------------------------------
     [  ]  Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)   Amount Previously Paid:

           ---------------------------------------------------------------

     (2)   Form, Schedule or Registration Statement No.:

           ---------------------------------------------------------------

     (3)   Filing Party:

           ---------------------------------------------------------------

     (4)   Date Filed:

           ---------------------------------------------------------------

Notes:





























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


                           CoolSavings, Inc.
                        360 N. Michigan Avenue
                              19th Floor
                        Chicago, Illinois 60601
                            (312) 224-5000




[ LOGO OF CoolSavings, Inc. ]




To our Stockholders:

     We will hold our annual meeting of stockholders at our executive offices, located at 360 N. Michigan Avenue, 19th Floor, Chicago, Illinois 60601, on July 25, 2003 at 8:30 a.m. local time.

     At the annual meeting we will ask you to consider and vote upon the election of eight members to our Board of Directors.

     We have enclosed with this letter our annual report for the year ended December 31, 2002, a notice of annual meeting, a proxy statement, a proxy card and a return envelope. Your shares will be voted at the annual meeting in accordance with your proxy instructions.

     On behalf of our Board of Directors and the employees of CoolSavings, we cordially invite all stockholders to attend the annual meeting. If you plan to attend the meeting, please mark the appropriate box on the enclosed proxy card.



                            Sincerely,


                            /s/ Matthew Moog
                            ---------------------------
                            Matthew Moog
                            Chief Executive Officer and
                            President



























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


                           CoolSavings, Inc.

               NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                      to be held on July 25, 2003




To our Stockholders:

     You are invited to attend our 2003 annual meeting of stockholders to be held at our executive offices, located at 360 N. Michigan Avenue, 19th Floor, Chicago, Illinois 60601, on July 25, 2003, at 8:30 a.m. local time. At the annual meeting, you will be asked:

     1.    To elect the nominated slate of eight directors.

     2. To transact such other business as may properly come before the annual meeting or any postponement or adjournment thereof.

     This proxy statement contains information relevant to the annual meeting. Only our stockholders of record at the close of business on June 30, 2003 are entitled to notice of, and to vote at, the meeting or any postponements or adjournments of the meeting.

All stockholders are cordially invited to attend the meeting in person. Your vote is important. However, to ensure your representation at the meeting, we encourage you to sign, date and return the enclosed proxy as promptly as possible in the postage-paid envelope enclosed for that purpose.

     Thank you for your continued support of CoolSavings, Inc.



                            Sincerely,


                            /s/ David B. Desser
                            -------------------
                            David B. Desser
                            Secretary



July 1, 2003
Chicago, IL






















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


                           CoolSavings, Inc.

                            PROXY STATEMENT
                    ANNUAL MEETING OF STOCKHOLDERS

                      to be held on July 25, 2003



                    PROXIES AND VOTING INFORMATION

     This proxy statement is furnished to stockholders in connection with the solicitation of proxies by our Board of Directors of CoolSavings, Inc. to be used at the annual meeting of stockholders and at any postponements or adjournments of the meeting. If a valid proxy is received in time for the annual meeting, the shares represented will be voted in accordance with the specifications, if any, contained in such executed proxy.

     In addition to the use of mails, proxies may be solicited by personal interview, telephone and telegram, by our directors, officers and employees. Arrangements also may be made with brokerage houses or other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of shares of our common stock held of record by such persons, and we may reimburse such persons for reasonable out-of-pocket expenses incurred in forwarding material. We anticipate that fees and expenses incurred in connection with this proxy solicitation will not exceed the amount normally expended for a proxy solicitation for an election of directors in the absence of a contest. We will bear the costs incurred in the solicitation of proxies.

     The annual meeting will be held at our executive offices, located at 360 N. Michigan Avenue, 19th Floor, Chicago, Illinois 60601, on July 25, 2003, at 8:30 a.m. local time. The approximate date of mailing of this proxy statement and the enclosed proxy materials to our stockholders is July 3, 2003.


ABOUT THE ANNUAL MEETING

     This question and answer section answers basic questions about the annual meeting and the election of directors. Please read the rest of the proxy statement for full information about the meeting and the election.

     Who is entitled to vote at the meeting?

     Only stockholders of record at the close of business on June 30, 2003, the record date for the meeting, are entitled to receive notice of and to participate in the annual meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the meeting, or any postponements or adjournments of the meeting.

     Who may attend the meeting?

     All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. Admission to the meeting will be on a first-come, first-served basis. Registration will begin at 8:00 a.m. If you attend, please note that you may be asked to present valid picture identification, such as a driver's license or passport. Cameras, recording devices and other electronic devices will not be permitted at the meeting. Please also note that, if you hold your shares in "street name" (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting.






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


     What constitutes a quorum?

     The presence at the meeting, in person or by proxy, of the holders of a majority of the aggregate voting power of our common and preferred stock outstanding on the record date will constitute a quorum, permitting the conduct of business of the meeting. As of the record date, 39,101,636 shares of our common stock, representing the same number of votes, were outstanding. As of the record date, 153,431,121 shares of Series B Preferred Stock were outstanding. Each share of Series B Preferred Stock is entitled to the number of votes equal to the number of shares of common stock into which such share of Series B Preferred Stock and accrued dividends thereon is convertible. As of the record date, each share of Series B Preferred Stock is convertible into common stock on a one for one basis. As of the record date, 13,000,000 shares of Series C Preferred Stock were outstanding. Each share of Series C Preferred Stock is entitled to the number of votes equal to the number of shares of common stock into which such share of Series C Preferred stock is convertible. As of the record date, each share of Series C Preferred Stock is convertible into common stock on a one for one basis. The holders of Series B Preferred Stock and Series C Preferred Stock vote together with holders of common stock at any meeting of our stockholders on any and all matters presented to our stockholders for consideration (unless a class vote is required by our Certificate of Incorporation or Delaware law). Thus, the total number of shares entitled to vote on any matter at the annual meeting is 205,532,757. The presence of the holders of our common stock, Series B Preferred Stock and Series C Preferred Stock, in any combination, representing at least 102,766,379 votes will be required to establish a quorum.

     How do I vote?

     If you complete and properly sign the accompanying proxy card and return it to CoolSavings, it will be voted as you direct. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. "Street name" stockholders who wish to vote at the meeting will need to obtain a proxy from the institution that holds their shares.

     May I change my vote after I return my proxy card?

     Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Secretary of CoolSavings either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended as to your shares if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

     What is the effect of the board's recommendation?

     Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendation of our Board of Directors with respect to the seats to be filled. Our Board's recommendation is set forth together with the description of the election of directors in this proxy statement.

     What vote is required for the election of directors?

     Election of Directors. The vote of a plurality of the votes cast at the meeting is required for the election of directors. This means that the 8 nominees receiving the highest number of "FOR" votes will be elected. A properly executed proxy marked "WITHHELD" with respect to the election of one or more directors will not be voted for or against the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. Proxies will be tabulated by our transfer agent. The inspector of elections appointed at the annual meeting will then combine the proxy votes with the votes cast at the annual meeting.

     LANDMARK TRANSACTIONS

     In 2001, we entered into a series of transactions with Landmark Communications, Inc. and Landmark Ventures VII, LLC (together, "Landmark") whereby Landmark made loans to and an equity investment in us. This series of transactions resulted in a change in control of our company. Landmark's principal business interests are in the media industry, and it owns and operates entities engaged in newspaper and other print publishing, television broadcasting and cable television programming services.

     Landmark has loaned to us $5,000,000 pursuant to a senior secured note (the "Senior Secured Note"), which loan is due on June 30, 2006 (the "Senior Secured Loan"). In connection with the Senior Secured Loan, we also issued Landmark a warrant to purchase shares of our common stock. The warrant was exercisable for 10,000,000 shares of our common stock at an exercise price of $0.50 per share on November 12, 2001. The exercise price of the warrant will increase to $0.75 per share on July 30, 2005 if not previously exercised. The Senior Secured Loan bears interest at 8% per annum, which interest accrues quarterly and is payable "in-kind." We automatically issue to Landmark additional warrants to purchase two shares of common stock for each dollar of interest accrued and paid-in-kind on a quarterly basis (January 31, April 30, July 31 and October 31) on the Senior Secured Loan. As of March 31, 2003, the principal and interest owed under the Senior Secured Loan was $5,781,000 and Landmark held warrants exercisable for 11,028,758 shares of our common stock. The Senior Secured
Note is secured by a lien on all of our assets. Due to defaults under the Senior Secured Loan and the Securities Purchase Agreement (defined below), Landmark may demand repayment of the Senior Secured Loan at any time.

     Landmark also funded additional amounts to us pursuant to a grid note, as amended (the "Grid Note"). Under the terms of a Securities Purchase Agreement dated July 30, 2001 ("Securities Purchase Agreement"), we agreed that, if certain events (defined as "Shortfall Events") occurred prior to December 31, 2002, Landmark would have the right to acquire additional shares of Series B Preferred Stock (defined below) at a price of $0.1554 per share. Among other things, Shortfall Events would occur if we failed to maintain an excess of current assets over current liabilities at or above prescribed amounts. The number of shares would equal the "Shortfall Amount" (generally the cash needed by us in connection with a Shortfall Event) divided by $0.1554. Under a letter agreement dated November 12, 2001, we agreed that, when Shortfall Events occurred, Landmark could elect to loan us the Shortfall Amount under the Grid Note.

     As Shortfall Events occurred during 2001, Landmark loaned us an aggregate of $17,249,000 under the Grid Note. On November 12, 2001, pursuant to the Securities Purchase Agreement, Landmark exercised its rights to apply $10,000,000 of principal and $108,000 of accrued interest then outstanding under the Grid Note to the purchase of 65,057,936 shares of our Series B Preferred Stock at a price per share of $0.1554. On January 29, 2002, Landmark loaned to us, under the Grid Note, an additional $21,000 related to transaction costs reimbursable to Landmark. On February 28, 2002, Landmark loaned to us an additional $1,500,000 under the Grid Note, bringing the outstanding principal balance (including advances made in 2001) to $8,770,000. This balance included $8,000,000 related to Shortfall Events and $770,000 related to our obligation to reimburse Landmark for legal fees related to the Landmark Transaction.














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


     On December 20, 2002, Landmark, at our request, applied the $8,770,000 of principal and $705,000 of accrued interest then outstanding under the Grid Note against the purchase of 60,967,777 shares of Series B Preferred Stock (at $0.1554 per share). As of December 31, 2002, the Grid Note had no outstanding principal or accrued interest. The Grid Note would bear interest at eight percent (8%) per annum and may evidence up to $20,000,000 in advances. The Grid Note may be used in the future to evidence additional advances made by Landmark to us. As of June 30, 2003, Landmark holds 153,431,121 shares of Series B Preferred Stock (and has rights with respect to accrued dividends on those shares), and holds a warrant to purchase 11,329,359 shares of our common stock. Landmark's ownership will continue to grow through the issuance of additional shares of Series B Preferred Stock and warrants as "in-kind" payments for dividends accruing on the Series B Preferred Stock and interest accruing on the Senior Secured Note.

     TERMS OF THE SERIES B PREFERRED STOCK

     The terms of the Series B Preferred Stock are set forth in their entirety in our Certificate of Incorporation. The Series B Preferred Stock ranks senior (with respect to, among other things, dividends, redemption and liquidation payments) to the Series C Preferred Stock, the common stock and any future preferred stock of our company. The following discussion briefly summarizes the voting rights of the Series B Preferred Stock as they relate to the election of our Board of Directors.

     Voting Rights and Board of Directors

     In addition to their right to vote in the general election of members of our Board on an as-converted basis, the holders of the Series B Preferred Stock are entitled to designate, and vote separately as a single class for the election of, a majority of our Board (and the number of seats that may be elected exclusively by the Series B Preferred Stock shall automatically be increased to such greater number as may be proportionate to the Series B Preferred Stock's percentage ownership interest in our company, calculated on an as-converted basis). We are prohibited from taking specified actions without the consent of the holders of our Series B Preferred Stock, including amending our charter documents, entering into certain business transactions, authorizing or issuing securities (except in limited circumstances), entering into related party transactions, hiring or terminating key executive officers and amending the terms of forbearance agreements with our banks (with all of the loans which were subject to a forbearance agreement having been paid off as of December 31, 2002). The shares of Common Stock and Series B Preferred Stock held by Landmark as of the record date represent 79.95% of the total voting power of all shares of capital stock entitled to vote at the annual meeting on the election of directors and any other matter that may properly come before the meeting.

PROPOSAL NO. 1 - ELECTION OF DIRECTORS

     Our stockholders will be asked to elect eight directors to serve on our Board of Directors. The holders of our Series B Preferred Stock are entitled to designate, and vote separately as a single class for the election of, a majority of our Board of Directors. The designees of our Series B stockholders (the "Series B Director Designees") are set forth below, and each is a current member of our Board. Based on information we have received from our Series B stockholders, we expect the four current Series B Director Designees to continue to serve as members of our Board. The holders of our Series B Preferred Stock still may designate at any time additional members to our Board to fill all of their reserved seats (see "Landmark Transactions" above). At present, twenty-four such seats have been left vacant. Each director elected at the annual meeting will serve for a term commencing on the date of the annual meeting and continuing until the annual meeting of stockholders to be held in 2004 or until his/her successor is elected and qualified.





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


     Pursuant to an Amended and Restated Letter Agreement by and among Richard H. Rogel, Hugh R. Lamle, Steven M. Golden, Landmark and various other investors in our company, dated as of August 16, 2001 (the "Letter Agreement"), Landmark has agreed, subject to certain conditions, that in the general election of directors voted on by our stockholders, it will vote its shares for one person designated by each of Rogel, Lamle and Golden. Each of Rogel and Lamle has designated himself for election to our Board. Golden has designated Bradley Schram for election to our Board. The right of Landmark to vote the Series B Preferred Stock in the general election of members of our Board on an as-converted basis assures that Messrs. Rogel, Lamle and Schram will be elected to our Board of Directors upon Landmark's casting of its votes.

     If any of the nominees named below are unavailable to serve for any reason, then a valid proxy may be voted for the election of such other persons as the person or persons voting the proxy may deem advisable in accordance with their best judgment. We have no present knowledge that any of the persons named will be unavailable to serve. In any event, the enclosed proxy can be voted for only the eight nominees named in this proxy statement or their substitutes.

     The following table contains information as to the eight nominees for election as directors and the current Series B Director Designees:

                               NOMINEES
                               --------

Name                  Age    Position                  Director Since
----                  ---    --------                  --------------

Richard H. Rogel (1)  54     Director and              May, 1996
                             Chairman of the Board

Gary S. Briggs (2)    40     Director                  September, 2001

James S. Correll      37     Director                  July, 2002

John Giuliani         42     Director                  November, 2002

Hugh R. Lamle (1)     57     Director                  June, 1998

Matthew Moog          33     Director, President and   July, 2001
                             Chief Executive Officer

Daniel Sherr          55     Director                  November, 2002

Bradley Schram        53     Director                  Nominee


                      SERIES B DIRECTOR DESIGNEES
                      ---------------------------

Name                  Age    Position                  Director Since
----                  ---    --------                  --------------

R. Bruce Bradley      53     Director                  December, 2001

Guy R. Friddell, III
  (2)                 52     Director                  December, 2001

Karl B. Quist         31     Director                  December, 2001

Debora J. Wilson      45     Director                  April, 2002

--------

     (1)   Member of the Audit Committee.

     (2)   Member of the Compensation Committee.

     Richard H. Rogel has served as Chairman of our Board since July 2001. In 1982, Mr. Rogel founded Preferred Provider Organization of Michigan, Inc., a preferred provider organization, and served as its Chairman from its inception until it was sold in 1997. Mr. Rogel is the President of the University of Michigan Alumni Association and chairs the University of Michigan's Business School Development Advisory Board, as well as serving on other boards of the University. Mr. Rogel holds a B.B.A. from the University of Michigan.

     Gary S. Briggs is Vice President of Consumer Marketing at eBay, Inc., a position he has held since February, 2002. Prior to his current position, he was Chief Marketing Officer and one of the founders of OurHouse.com, an Internet retailer focused on home-related products and services. Prior to founding OurHouse.com in 1999, he was Director of Brand Strategy for IBM Corporation. Before joining IBM in 1997, he worked for six years at Pepsi-Cola, most recently as Marketing Director for Brand Pepsi. Prior to Pepsi, Mr. Briggs worked for four years at McKinsey & Company as an associate and engagement manager. Mr. Briggs holds an A.B. in Political Science and American Civilization from Brown University and an M.B.A. from J.L. Kellogg Graduate School of Management at Northwestern University.

     James S. Correll is a Senior Vice President of Harte-Hanks
(NYSE:HHS), a worldwide, direct and interactive services company that provides end-to-end customer relationship management (CRM) and related marketing service solutions for a host of consumer and business-to-business marketers. Mr. Correll has over 15 years of direct, database and interactive marketing experience working with Global 1000 companies and has been with Harte-Hanks since 1995. Prior to joining Harte-Hanks, Mr. Correll held sales management positions with ACS, a leader in database management and Equifax, a marketing information technology company. Mr. Correll holds a B.A. in Finance and Marketing from the University of Nebraska.

     John Giuliani is the founder of Rainmaker Consulting Group, Inc., which specializes in strategic sales and marketing consulting for marketing services firms. Mr. Giuliani serves on our Board of Directors of the Gator Corporation and on the Advisory Board of Imagitas, Inc. Prior to and following the founding of Rainmaker Consulting Group in July 2001, Mr. Giuliani served in various capacities for Catalina Marketing from December 1996 through April 2002. From January 2001 through April 2002, Mr. Giuliani was Executive Vice President - Strategic Accounts. From January through December 2000, Mr. Giuliani was President of North America for Catalina Marketing Services. From June 1998 through December 1999, Mr. Giuliani was Executive Vice President - Sales. From December 1996 through May 1998, Mr. Giuliani was Senior Vice President - Sales West. Prior to joining Catalina, Mr. Giuliani was with ACTMEDIA, where he was part of the launch team of the Instant Coupon Machine. Before entering the marketing services space, Mr. Giuliani spent 8 years in consumer packaged goods sales and marketing with Beecham Products and Frito-Lay, Inc. Mr. Giuliani has an M.B.A. from Kellogg Graduate School of Management at Northwestern University, as well as a B.S. in Business Administration from the University of Illinois.

     Hugh R. Lamle, since April 1974, has served in various executive capacities at M.D. Sass Investors Services Inc., a registered investment advisory firm, and is currently its President. From June 1995 to February 2001, Mr. Lamle has also served as President and Chief Investment Officer of Chase & M.D. Sass Partners, a joint venture between Chase Manhattan Bank and M.D. Sass Investors Services, which manages portfolios for corporate and institutional investors. Mr. Lamle also serves as President of Resurgence Asset Management, an investment company specializing in investments in financially distressed companies, sits on the advisory board of Real Estate Capital Partners, both affiliates of M.D. Sass, and was Executive Vice President and a director of Corporate Renaissance Group, Inc., a closed-end business development company. Mr. Lamle was a public director of the Finex division of the New York Cotton Exchange and is currently a member of the Board of Governors of the New York Board of Trade, which is a commodities exchange and the parent of the New York Cotton Exchange. Mr. Lamle holds a B.A. in Political Science from Queens College and an M.B.A. in Finance and Investments from Baruch College at the City University of New York.

     Matthew Moog has served as our President and Chief Executive Officer since July 2001, our President and Chief Operating Officer from January 2001 to July 2001, and our Executive Vice President, Sales and Marketing from August 1998 to January 2001. From October 1996 to July 1998, Mr. Moog served as our Vice President, Sales. From June 1992 to September 1996, Mr. Moog worked for Microsoft Corporation in various capacities, including Strategic Integrator Account Executive, MSN Business Development Executive and Internet Business Development Manager. Mr. Moog holds a B.A. in Political Science from The George Washington University.

     Daniel Sherr works as the Chief Strategy Officer for Alliant Cooperative Data Solutions, LLC. From November 1999 to March 2003, he served as the Executive Vice President of Strategic Business Development at Information Resources, Inc. (IRI). Mr. Sherr previously was employed by ADVO, a direct mail company, from March 1992 to November 1999, where he was Vice President of Targeting and Database Marketing Services. Prior to joining ADVO, Mr. Sherr was Managing Director of Computerized Marketing Technologies in the UK where behavior graphics, a system for segmenting the population based on behavior, was developed. Mr. Sherr was a Founding Partner of Claritas, the developers of geodemography and the PRIZM Segmentation system. Mr. Sherr began his career in product management at Kraft Foods and Quaker Oats. Mr. Sherr devotes time to various not-for-profit activities. Mr. Sherr holds both a B.A. in Economics and a M.S. in Marketing from Pennsylvania State University.

     Bradley Schram established the law firm of Hertz, Schram & Saretsky, P.C. in 1979 and has served as its President since its incorporation in 1981. Mr. Schram's practice areas include litigation and commercial real estate. Since 1999, Mr. Schram has served as an independent trustee for Ramco Gershenson Properties Trust, a NYSE traded REIT. Since 1995, Mr. Schram has co-authored the Annual Survey of Broker-Dealer Litigation, a project sponsored by the American Bar Association's Broker-Dealer Subcommittee. Mr. Schram holds a political science degree from the University of Michigan Honors College and a J.D. from the Georgetown University Law Center, where he served as Senior Managing Editor for the Georgetown Law Weekly.

     R. Bruce Bradley has served as President of Landmark Publishing Group since January 1999. In 1995 he was named President and Publisher of The Virginian-Pilot, Landmark's flagship newspaper in Norfolk, Virginia.
Mr. Bradley previously held numerous positions with The Virginian-Pilot, in addition to positions at Landmark's two other metro papers, the News & Record in Greensboro, North Carolina and The Roanoke Times in Roanoke, Virginia. Mr. Bradley served three years as a ship navigator in the U.S. Navy. He is the past Chairman of the Hampton Roads Chamber of Commerce and past Chairman of the Hampton Roads YMCA. Mr. Bradley holds a B.S. in Business Administration from Villanova University, and an M.B.A. from Old Dominion University in Norfolk, VA.

     Guy R. Friddell, III is Executive Vice President and General Counsel of Landmark Communications, Inc. Prior to 1999, he was a partner in the Norfolk, Virginia law firm of Willcox & Savage, P.C., where he headed the corporate department and practiced in the mergers and acquisitions area. Mr. Friddell is currently Vice Chairman of the Norfolk Convention and Visitors Bureau, and has previously served as chairman of the Norfolk Board of Zoning Appeals and in various other civic capacities. Mr. Friddell holds an A.B. in Economics and Political Science from Princeton University and a J.D. from the University of Virginia School of Law.

     Karl B. Quist serves as a Director, New Ventures at Landmark Communications, Inc. Prior to joining Landmark in 2001, Mr. Quist spent two years as a consultant with McKinsey & Company, Inc. Before his tenure at McKinsey & Company, Mr. Quist served as a Supply Officer with the United States Navy from 1995 through 1999. Mr. Quist holds a B.S. in Commerce from the University of Virginia and an M.B.A. from the Darden Graduate School of Business Administration of the University of Virginia.

     Debora J. Wilson is the Chief Executive Officer of weather.com, a division of The Weather Channel Interactive, Inc., a wholly owned subsidiary of Landmark Communications, Inc. Prior to joining The Weather Channel in 1994, Ms. Wilson was a 15-year veteran of the telecommunications industry, holding various positions with Bell Atlantic and the Chesapeake and Potomac Telephone Company. Ms. Wilson earned a Bachelor's Degree in Finance and Business Management from George Mason University.


BOARD MEETINGS AND COMMITTEES

     Our Board appoints the members of each committee. Our Board has two standing committees: an Audit Committee and a Compensation Committee. Our Board does not have a standing committee to nominate persons to serve as directors. Subject to the rights and obligations as to the election and appointment of directors in our Certificate of Incorporation and in the Letter Agreement described in "Election of Directors" above, our full Board has and will continue to perform the function of a nominating committee.

     . Audit Committee. The Audit Committee, among other things, reviews our financial statements and accounting practices, selects independent auditors and reviews the results and scope of the audit and other services provided by our independent auditors. The current members of this committee are Hugh R. Lamle and Richard H. Rogel. The Audit Committee met seven times during 2002.

     . Compensation Committee. The Compensation Committee, among other things, makes recommendations to our Board of Directors concerning salaries and incentive compensation for our officers and employees and administers our 1997 and 2001 Stock Option Plans. The current members of our Compensation Committee are Gary S. Briggs and Guy R. Friddell, III. The Compensation Committee met two times during 2002.

     Our Board met four times during 2002 and took various actions by unanimous written consent. All directors attended at least 75% of the meetings of our Board and each committee on which they served.


COMPENSATION OF DIRECTORS

     The only director who is also one of our employees receives no compensation for serving on our Board of Directors. Directors who are not employees of ours do not currently receive any cash compensation from us for their service as members of the Board of Directors, although they are reimbursed for all travel and other expenses incurred in connection with attending Board and committee meetings. Under our 1999 Non-Employee Director Stock Option Plan, non-employee directors are also eligible to receive automatic stock option grants upon their initial appointment to the Board of Directors and at each of our annual stockholder meetings. In 2002, Messrs. Correll, Giuliani and Sherr each received options to purchase 100,000 Shares of our common stock that vest in four equal annual installments for serving as unrelated party board members.

     Mr. John Giuliani, one of our directors, is a paid consultant to our company. Mr. Giuliani provides marketing services consulting services to us for a fixed fee of $5,000 per month. Mr. Giuliani has been compensated for his consulting services since November 2002.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     We are required to identify each person who was an officer, director or beneficial owner of more than 10% of our registered equity securities during our most recent fiscal year and who failed to file on a timely basis reports required by Section 16(a) of the Securities Exchange Act of 1934. Based solely on our review of the copies of such reports received by us, and written representations from certain reporting persons, we believe that, during the year ended December 31, 2002, our directors, executive officers and beneficial owners of more than 10% of our capital stock complied with all filing requirements applicable to them, except that: (a) Peter Sugar, our former Secretary, filed late one Form 3 reporting his beneficial ownership; (b) Richard Rogel, the Chairman of our Board of Directors, filed late one Form 4 reporting one transaction; (c) Debora J. Wilson, a Director of our company, filed late two Form 4s reporting two transactions; (d) Landmark Ventures VII, LLC, a 10% owner of our stock, filed a Form 5 reporting late one transaction; (e) Landmark Communications, Inc., a 10% owner of our stock, filed a Form 5 reporting late one transaction; (f) Charles Kingery, our Senior Vice President of Sales, filed a Form 5 reporting late one transaction, and (g) Matthew Moog, our President, Chief Executive Officer and a Director of our company, filed a Form 5 reporting late one transaction.

     Base Salary

     The Compensation Committee assists in establishing the amount of base salary on the basis of the individual's qualifications and relevant experience, the compensation levels at companies which compete with us for business and executive talent, the amount of incentive-based compensation available to each individual, and our financial position. Base salary is adjusted each year to take into account the individual's performance and relative level of contribution, and to maintain a competitive salary structure.

     Cash Bonuses

     The Compensation Committee recommends cash bonuses to be awarded on a discretionary basis to executive officers (as part of the of the larger Company employee bonus plan) on the basis of their success in achieving designated individual goals and our success in achieving specific company-wide goals, such as customer satisfaction and revenue growth. For 2002, the Compensation Committee approved a bonus plan for all employees, including executive officers. The bonus plan required the our earnings before interest, taxes, depreciation and amortization excluding lease exit and impairment costs ("EBITDA"), to be above $(300,000) for the year as a prerequisite to any payments under the plan. The plan provided for a $300,000 target bonus payout if we reached EBITDA breakeven for the year, and that $0.50 of each dollar of positive EBITDA, up to $1,500,000, be added to the target bonus payout. We accrued a $600,000 bonus in 2002, which was paid in February 2003. We paid the $600,000 bonus to all employees on the basis of their responsibilities and tenure with our Company and their success in achieving designated individual and departmental goals.

     For 2003, the Compensation Committee approved a bonus plan for all employees, including executive officers. The plan provides that $0.40 of each dollar of EBITDA through June 2003, up to $300,000, be contributed to a bonus pool to be paid out in the 3rd quarter of 2003. It also provides that $0.25 of each dollar of EBITDA from July through December 2003, up to $500,000, be contributed to a bonus pool to be paid out in early 2004. The bonus pool will be distributed to all employees on the basis of their responsibilities and tenure with our Company and their success in achieving designated individual and departmental goals.

     Stock Options

     We have used our stock option plan to provide executives and other employees with incentives to maximize long-term stockholder value. At present, we do not intend to continue awarding additional stock options to our employees. We currently are evaluating alternatives to our stock option plan as a means to incentivize our executives and other employees. We will continue to administer the existing stock option plans. Awards under our stock plan took the form of stock options designed to give the recipient an equity stake in our company and thereby closely align his or her interests with those of our stockholders. In 2002, we granted 4,566,241 stock options to employees, including 328,571 stock options to Matthew Moog, our President and CEO and 157,143 stock options to John Adams, our Chief Operating Officer. Factors considered in making such awards included the individual's position in the organization, his or her performance and level of responsibilities, and internal comparability considerations. The Compensation Committee did not adhere to any specific guidelines as to the relative option holdings of its officers. The Compensation Committee varied the size of the option grant made to each executive officer as it determined the circumstances warranted.

     CEO Compensation/Employment Agreement

     We entered into an employment agreement with Matthew Moog for a term of three years beginning July 30, 2001, which appoints Mr. Moog Chief Executive Officer and provides for a salary of $345,000 per year subject to periodic increases by our Board of Directors at its discretion. Mr. Moog is eligible to receive a bonus each year as determined by our Board. We also granted Mr. Moog stock options to purchase 750,000 shares of common stock vesting over five years at an exercise price equal to the greater of the market price on the day of execution of his employment agreement or the 20 day average closing price of our common stock following execution of his employment agreement. On each of the first two anniversaries of the employment agreement (subject to Mr. Moog's continued employment with us), we will grant Mr. Moog additional stock options to purchase not less than 200,000 shares of our common stock, which options will vest over a four year period. The Compensation Committee accelerated the vesting of 250,000 other stock options that were originally issued on March 23, 2001 and held by Mr. Moog such that those options were fully vested as of January 1, 2002. In January of 2002, Mr. Moog was granted 328,571 stock options.
These stock options were granted in lieu of the stock option grant for not less than 200,000 shares that was due to Mr. Moog on July 30, 2002 pursuant to the terms of his employment agreement.


IMPACT OF INTERNAL REVENUE CODE 162(m)

     The Compensation Committee has considered the impact of Section
162(m) of the Internal Revenue Code, which disallows a deduction by any publicly held corporation for individual compensation exceeding $1,000,000 in any taxable year for each of the Chief Executive Officer and the four other most highly compensated executive officers, unless such compensation meets the requirements for the "performance-based" exception to Section 162(m). For the fiscal year ended December 31, 2002, none of the compensation paid by us to any of our executive officers exceeded the $1,000,000 limitation. It is the Compensation Committee's policy to qualify, to the extent reasonable, our executive officers' compensation for deductibility under applicable tax law. However, we may from time to time pay compensation to our executive officers that may not be deductible if we believe this to be in the best interests of our company and our stockholders.


                        Respectfully submitted,


                            Gary S. Briggs
                         Guy R. Friddell, III

     SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following tables set forth information with respect to the beneficial ownership of our common stock, Series B Preferred Stock, and Series C Preferred Stock, our three classes of voting stock, as of June 30, 2003, by:

     . each person known by us to beneficially own more than 5% of our common stock, Series B Preferred Stock, or Series C Preferred Stock;

     .     each Named Executive Officer;

     .     each of our Directors; and

     .     all executive officers and directors as a group.

     Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock, Series B Preferred Stock, and Series C Preferred Stock subject to options or warrants that are currently exercisable are deemed to be outstanding and to be beneficially owned by the person holding the options or warrants for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to the shares indicated, subject to applicable community property laws. Beneficial ownership percentages are based on:

     .     39,101,636 shares of common stock outstanding,

     .     153,431,121 shares of Series B Preferred Stock, and

     .     13,000,000 shares of Series C Preferred Stock,

each as of June 30, 2003.

     Unless indicated otherwise, the address of the beneficial owners is: c/o CoolSavings, Inc., 360 N. Michigan Avenue, 19th Floor, Chicago, Illinois 60601.


COMMON STOCK

                                         Shares of     Percentage of
                                        Common Stock   Common Stock
Name and                                Beneficially   Beneficially
Address of Beneficial Owner               Owned           Owned
---------------------------           ---------------  -------------

Landmark Communications, Inc.
150 W. Brambleton Ave.
Norfolk, Virginia 23510               178,773,723 (1)         86.37%

Richard H. Rogel
56 Rose Crown
Avon, Colorado 81620                   13,573,089 (2)         26.05%

Hugh R. Lamle
c/o M.D. Sass
1185 Avenue of the Americas
New York, New York 10036                7,375,466 (3)         14.15%

Steven M. Golden
436 E. North Water St., Unit D
Chicago, Illinois 60611                 6,101,815 (4)         15.14%

                                         Shares of     Percentage of
                                        Common Stock   Common Stock
Name and                                Beneficially   Beneficially
Address of Beneficial Owner               Owned           Owned
---------------------------           ---------------  -------------

Matthew Moog                            2,909,439 (5)          7.19%

John J. Adams                             490,286 (6)          1.24%

David B. Arney                             41,250(10)            *

David B. Desser                            25,000(11)            *

Gary S. Briggs
c/o Ebay, Inc.
2145 Hamilton Ave.
San Jose, California  95125                25,000 (8)            *

James S. Correll
c/o Harte Hanks, Inc.
725 Stratford Drive
Encinitas, California 92024                25,000 (9)            *

R. Bruce Bradley
c/o Landmark Communications, Inc.
150 W. Brambleton Ave.
Norfolk, Virginia 23510                         0 (7)            *

Guy R. Friddell, III
c/o Landmark Communications, Inc.
150 W. Brambleton Ave.
Norfolk, Virginia 23510                         0 (7)            *

John Giuliani
350 Ravine Park Drive East
Lake Forest, Illinois 60045                     0                *

Karl B. Quist
c/o Landmark Communications, Inc.
150 W. Brambleton Ave.
Norfolk, Virginia 23510                         0 (7)            *

Daniel Sherr
c/o Alliant Cooperative Data
Solutions, LLC
301 Fields Lane
Brewster, New York 10509                        0                *

Debora J. Wilson
c/o weather.com
300 Interstate North Parkway
Atlanta, Georgia 30339                          0 (7)            *

All directors and executive
  officers as a group
  (14 persons)                         24,464,530(12)         45.24%


     *     Less than 1%.

     (1) Includes 11,384,344 shares of common stock subject to purchase pursuant to an immediately exercisable warrant; 153,431,121 shares of common stock issuable upon conversion of shares of Series B Preferred Stock outstanding on June 30, 2003 and owned by Landmark Ventures VII, LLC, a wholly owned subsidiary of Landmark Communications, Inc.; 3,068,622 shares of common stock issuable upon conversion of shares of Series B Preferred Stock payable as an in-kind dividend on July 1, 2003 to Landmark Ventures VII, LLC; and 10,889,636 shares of our common Stock owned by Landmark Ventures VII, LLC, a wholly owned subsidiary of Landmark Communications, Inc., which were acquired from Lend Lease International Pty. Limited of Australia and are subject to a call option by us at any time after April 5, 2003 and prior to March 31, 2008, whereby we have the right to acquire (subject to certain terms and conditions) all 10,889,636 shares of common stock.

     (2) Includes 6,873,113 shares held by a trust of which Mr. Rogel is the trustee; 498,000 shares held by a limited partnership, of which Mr. Rogel is a partner; 11,500 shares of common stock subject to options exercisable within 60 days after June 30, 2003; and 6,190,476 shares of common stock issuable upon conversion of shares of Series C Preferred Stock outstanding on June 30, 2003.

     (3) Includes 394,237 shares of common stock held by HLBL Family Partners, LP, which is controlled by Mr. Lamle; 1,500 shares held by a foundation controlled by Mr. Lamle; 11,500 shares of common stock subject to options exercisable within 60 days after June 30, 2003; and 6,190,476 shares of common stock issuable upon conversion of shares of Series C Preferred Stock outstanding on June 30, 2003.

     (4) Includes 4,382,315 shares of common stock held by a revocable trust, of which Mr. Golden is the trustee; 172,500 shares of common stock held by Steven M. Golden LLC, which is controlled by Mr. Golden; and 1,213,000 shares of common stock subject to options exercisable within 60 days after June 30, 2003.

     (5) Includes 359,968 shares of common stock held by Moog Investment Partners, LP, which is controlled by Mr. Moog; and 1,359,880 shares of common stock subject to options exercisable within 60 days after June 30, 2003.

     (6) Includes 481,086 shares of common stock subject to options exercisable within 60 days after June 30, 2003.

     (7) Does not include the shares of common stock beneficially owned by Landmark Communications, Inc. (including shares of common stock beneficially owned by Landmark Ventures VII, LLC), which shares such individual may be deemed to beneficially own as a result of his or her relationship as a stockholder, director, officer or employee of such entity. Such individual expressly disclaims beneficial ownership of all such shares of common stock.

     (8) Includes 25,000 shares of common stock subject to options exercisable within 60 days after June 30, 2003.

     (9) Includes 25,000 shares of common stock subject to options exercisable within 60 days after June 30, 2003.

     (10) Includes 41,250 shares of common stock subject to options exercisable within 60 days after June 30, 2003.

     (11) Includes 25,000 shares of common stock subject to options exercisable within 60 days after June 30, 2003.

     (12) Includes 1,980,216 shares of common stock subject to options exercisable within 60 days after June 30, 2003. Does not include shares of common stock beneficially owned or deemed to be beneficially owned by Landmark Communications, Inc.
           (including shares of common stock beneficially owned by Landmark Ventures VII, LLC).

SERIES B PREFERRED STOCK

     Unless indicated otherwise, the address of each of the beneficial owners is: c/o CoolSavings, Inc., 360 N. Michigan Avenue, Suite 1900, Chicago, Illinois 60601.

                                                         Percentage
                                         Series B        of Series B
                                         Preferred       Preferred
                                          Shares           Shares
Name and                                Beneficially    Beneficially
Address of Beneficial Owner               Owned            Owned
---------------------------           ---------------   ------------

Landmark Communications, Inc.
150 W. Brambleton Ave.
Norfolk, Virginia 23510               156,499,743 (1)        100.00%

Richard H. Rogel
56 Rose Crown
Avon, Colorado 81620                            0               --

Hugh R. Lamle
c/o M.D. Sass
1185 Avenue of the Americas
New York, New York 10036                        0               --

Steven M. Golden
436 E. North Water St., Unit D
Chicago, Illinois 60611                         0               --

Matthew Moog                                    0               --

John J. Adams                                   0               --

David B. Arney                                  0               --

David B. Desser                                 0               --

Gary S. Briggs
c/o Ebay, Inc.
2145 Hamilton Ave.
San Jose, California  95125                     0               --

R. Bruce Bradley
c/o Landmark Communications, Inc.
150 W. Brambleton Ave.
Norfolk, Virginia 23510                         0 (2)           --

James S. Correll
c/o Harte Hanks, Inc.
725 Stratford Drive
Encinitas, California 92024                     0               --

Guy R. Friddell, III
c/o Landmark Communications, Inc.
150 W. Brambleton Ave.
Norfolk, Virginia 23510                         0 (2)           --

John Giuliani
350 Ravine Park Drive East
Lake Forest, Illinois 60045                     0               --

Karl B. Quist
c/o Landmark Communications, Inc.
150 W. Brambleton Ave.
Norfolk, Virginia 23510                         0 (2)           --

                                                         Percentage
                                         Series B        of Series B
                                         Preferred       Preferred
                                          Shares           Shares
Name and                                Beneficially    Beneficially
Address of Beneficial Owner               Owned            Owned
---------------------------           ---------------   ------------

Daniel Sherr
c/o Alliant Cooperative Data
Solutions, LLC
301 Fields Lane
Brewster, New York 10509                        0               --

Debora J. Wilson
c/o Weather.com
300 Interstate North Parkway
Atlanta, Georgia 30339                          0 (2)           --

All directors and executive
  officers as a group
  (14  persons)                                 0 (3)           --

     (1) Includes 153,431,121 shares of Series B Preferred Stock owned by Landmark Ventures VII, LLC, a wholly-owned subsidiary of Landmark Communications, Inc.; and 3,068,622 shares of Series B Preferred Stock payable as an in-kind dividend to Landmark Ventures VII, LLC on July 1, 2003.

     (2) Does not include the shares of Series B Preferred Stock beneficially owned by Landmark Communications, Inc. (including shares of Series B Preferred Stock beneficially owned by Landmark Ventures VII, LLC), which shares such individual may be deemed to beneficially owned as a result of his or her relationship as a stockholder, director, officer or employee of such entity. Such individual expressly disclaims beneficial ownership of all such shares of Series B Preferred Stock.

     (3) Does not include shares of Series B Preferred Stock beneficially owned or deemed to be beneficially owned by Landmark Communications, Inc. (including shares of Series B Preferred Stock beneficially owned by Landmark Ventures VII,
           LLC).

SERIES C PREFERRED STOCK

     Unless indicated otherwise, the address of each of the beneficial owners is: c/o CoolSavings, Inc., 360 N. Michigan Avenue, Suite 1900, Chicago, Illinois 60601.

                                                         Percentage
                                         Series C        of Series C
                                         Preferred       Preferred
                                          Shares           Shares
Name and                                Beneficially    Beneficially
Address of Beneficial Owner               Owned            Owned
---------------------------           ---------------   ------------

Landmark Communications, Inc.
150 W. Brambleton Ave.
Norfolk, Virginia 23510                         0              --

Richard H. Rogel
56 Rose Crown
Avon, Colorado 81620                       6,190,476          47.62%

Hugh R. Lamle
c/o M.D. Sass
1185 Avenue of the Americas
New York, New York 10036                   6,190,476          47.62%

Steven M. Golden
436 E. North Water St., Unit D
Chicago, Illinois 60611                         0               --

Matthew Moog                                    0               --

John J. Adams                                   0               --

David B. Arney                                  0               --

David B. Desser                                 0               --

Gary S. Briggs
c/o Ebay, Inc.
2145 Hamilton Ave.
San Jose, California  95125                     0               --

R. Bruce Bradley
c/o Landmark Communications, Inc.
150 W. Brambleton Ave.
Norfolk, Virginia 23510                         0               --

James S. Correll
c/o Harte Hanks, Inc.
725 Stratford Drive
Encinitas, California 92024                     0               --

Guy R. Friddell, III
c/o Landmark Communications, Inc.
150 W. Brambleton Ave.
Norfolk, Virginia 23510                         0               --

John Giuliani
350 Ravine Park Drive East
Lake Forest, Illinois 60045                     0               --

Karl B. Quist
c/o Landmark Communications, Inc.
150 W. Brambleton Ave.
Norfolk, Virginia 23510                         0               --

                                                         Percentage
                                         Series C        of Series C
                                         Preferred       Preferred
                                          Shares           Shares
Name and                                Beneficially    Beneficially
Address of Beneficial Owner               Owned            Owned
---------------------------           ---------------   ------------

Daniel Sherr
c/o Alliant Cooperative Data
Solutions, LLC
301 Fields Lane
Brewster, New York 10509                        0               --

Debora J. Wilson
c/o Weather.com
300 Interstate North Parkway
Atlanta, Georgia 30339                          0               --

All directors and executive
  officers as a group
  (14  persons)                           12,380,952          95.24%

                  EXECUTIVE OFFICERS AND COMPENSATION

EXECUTIVE OFFICERS

     The names, ages and positions held by our executive officers, as of June 30, 2003 are as follows:


Name                   Age        Position
----                   ---        --------

Matthew Moog           33         Director, President and
                                  Chief Executive Officer

John J. Adams          32         Chief Operating Officer

David B. Arney         41         Chief Financial Officer

David B. Desser        35         Vice President of Business Affairs
                                  and General Counsel

Charles M. Kingery     48         Senior Vice President, Sales


EXECUTIVE COMPENSATION

     Policy of Executive Officer Compensation

     The executive compensation program is administered by the Compensation Committee of our Board that, for the fiscal year ended December 31, 2002, was comprised of two non-employee directors, Guy R. Friddell, III and Gary S. Briggs. The program is designed to attract and retain high-quality executives, to encourage them to make career commitments to our company, and to accomplish our short and long term objectives. The Compensation Committee attempts to structure a compensation program that will reward our top executives with bonuses and stock option awards upon attainment of specified goals and objectives, while striving to maintain salaries at reasonably competitive levels. The Compensation Committee reviews the compensation (including salaries, bonuses and stock options) of our officers and performs such other duties as may be delegated to it by our Board. The Compensation Committee held two formal meetings during the fiscal year ended December 31, 2002 and took various actions pursuant to resolutions adopted by unanimous written consent.

     In reviewing the compensation to be paid to our executive officers during the fiscal year ended December 31, 2002, the Compensation Committee sought to ensure that executive officers were rewarded for long-term strategic management and for achieving internal goals established by the Board. The Compensation Committee compares our executive compensation structure against those of other publicly-held Internet companies with comparable annual revenues as well as other privately-held companies in various industries with comparable annual revenues. The Compensation Committee believes that such companies generally represent our most direct competitors for executive talent. The Compensation Committee reviews competitive pay practices on an annual basis.

     The key components of executive officer compensation are salary, bonuses and stock option awards. Salary is generally based on factors such as an individual officer's level of responsibility, prior years' compensation, comparison to compensation of other officers in the organization, and compensation provided at both publicly-held Internet companies and various privately-held companies, all having comparable annual revenue. Bonuses and stock option awards are intended to reward performance and for meeting or exceeding goals established by the Compensation Committee or our Board. Stock option awards are also intended to increase an officer's interest in our long-term success as measured by the market and book value of our common stock. In 2002, stock awards were granted to officers and directors and to certain employees who have managerial or supervisory responsibilities under the 2001 Stock Option Plan. Stock awards may be stock options, stock appreciation rights, restricted share rights or any variation thereof.

     The following table sets forth all compensation paid to our Chief Executive Officer and our three highest paid other executives who were serving as executive officers at December 31, 2002 (the "Named Executive Officers").

                      SUMMARY COMPENSATION TABLE

                                                         Securities
                                 Salary     Bonus     Underlying Options/
                         Year     ($)        ($)           SAR's
                         ----   --------   --------   -------------------

Matthew Moog (1)         2002   $346,100   $  --              328,571
  President and          2001    277,269      --            1,000,000
  Chief Executive        2000    254,011    100,000             --
  Officer


John J. Adams            2002   $166,733   $  --              157,143
  Chief Operating        2001    165,000      --              175,000
  Officer                2000    149,999    100,000             --

David B. Arney (2)       2002   $163,773   $  --                --
  Chief Financial        2001     38,077      --              125,000
  Officer

David B. Desser (3)      2002   $149,790   $  --                --
   Vice President of     2001     20,192      --              100,000
   Business Affairs      2000     91,447      7,417             --
   and General Counsel

----------

     (1) On July 30, 2001, we entered into an employment agreement with Mr. Moog as described above.

     (2)   We hired Mr. Arney in October 2001.

     (3) Mr. Desser was not employed by us from October 2000 to November 2001.

STOCK OPTIONS

     The following table sets forth summary information concerning individual grants of stock options made during 2002 to each of our Named Executive Officers:

                         OPTION GRANTS IN 2002

                             Percent of
                               Total
                  No. of      Options                           Grant
                Securities   Granted to                         Date
                Underlying   Employees   Exercise              Present
                 Options     in Fiscal    Price     Expiration  Value
Name             Granted     Year (2)    ($/Share)    Date       (3)
------          ----------   ----------  ---------  ---------- --------

Matthew Moog     328,571(1)      7.2%     $0.20     1/1/2012    $29,355

John J. Adams    157,143(1)      3.4%     $0.20     1/1/2012    $14,039

David B. Arney     --             --        --         --         --

David B. Desser    --             --        --         --         --

--------------------

     (1) Options granted with an exercise price above the market price of our shares on the date of grant; vesting in equal annual increments over the first four anniversaries of the date of grant; and having a term of ten years from the date of grant.

     (2) Based on a total of 4,566,241 option shares granted to our employees under our 1997 Stock Option Plan and our 2001 Stock Option Plan during 2002.

     (3) Like all public companies, we are required to indicate a grant date present value of the option using one of the methods prescribed by the United States Securities and Exchange Commission. We have chosen to use the Black-Scholes present value option pricing model, which is a method of calculating a theoretical present value of the options based upon a mathematical formula using certain assumptions.

     The following assumptions were used in calculating the Black-Scholes values shown on the table: an assumed option life of five years; an interest rate of 4.38%, which represent the yield of a bond equivalent with a maturity date similar to the assumed exercise period; assumed annual volatility of underlying shares of 248.05%, calculated based on historical, daily share price movement since inception; zero dividend yield; and the vesting schedule indicated for the respective option grant.

     The following table sets forth the number and value of securities underlying unexercised options held by each Named Executive Officer as of December 31, 2002:

                   AGGREGATED YEAR-END OPTION VALUES

                                  Number of Securities Underlying
                            Unexercised Options at December 31, 2002
                            ----------------------------------------

Name                          Exercisable              Unexercisable
----                          -----------              -------------

Matthew Moog                   1,084,612                    856,196
John J. Adams                    385,450                    247,993
David B. Arney                    41,250                     83,750
David B. Desser                   25,000                     75,000

None of the options included in this table were in-the-money as of December 31, 2002. None of the named Executive Officers exercised any options in 2002.


            CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     LANDMARK

     As a result of a series of transactions between Landmark and the Company, Landmark, through its ownership of Series B Preferred Stock, has the right to designate not less than a majority of our Board of Directors at all times while our Series B Preferred Stock is outstanding. R. Bruce Bradley, Guy R. Friddell, III, Karl B. Quist and Debora J. Wilson currently are the directors designated by Landmark. As a result of an agreement between certain stockholders and Landmark, those stockholders agreed to vote their shares of our common stock in favor of the election of directors nominated by the holders of a majority of the then outstanding shares of Series B Preferred Stock. Landmark has also agreed that, until May 31, 2005, subject to certain conditions, in the election of directors voted on by the stockholders generally, it will vote its shares of Series B Preferred Stock on an as-converted basis to elect as a director one person nominated by each of Messrs. Golden, Lamle and Rogel. Pursuant to that same agreement, Landmark has agreed that it will not take action to cause us to become a privately-held company until November 12, 2003, which is the date two years after Landmark and any of its affiliates became the owner of 51% of our common stock (on an as-converted basis), unless such transaction is approved by the holders of a majority of the shares of our common stock (determined on a fully diluted basis) not owned by Landmark; provided, that such restriction does not apply to purchases made from Messrs. Golden, Lamle, Moog or Rogel (or their affiliates) or purchases made from Lend Lease International Pty. Limited (including "in-kind" payment due Landmark from the Company). We are not a party to this agreement and, as such, it may be amended or terminated without our involvement or consent.

     LEND LEASE SALE OF COMMON STOCK TO LANDMARK COMMUNICATIONS, INC.

     On April 5, 2002, Landmark purchased 10,889,636 shares of our common stock from Lend Lease International Pty. Limited of Australia. Contem-poraneously with the purchase, we entered into a call option agreement with Landmark, pursuant to which we have the right to call from Landmark, subject to certain terms and conditions, all 10,889,636 shares of common stock. The call price is $0.08 per share plus seven percent interest thereon, compounded annually. The option can be exercised at any time after April 5, 2003 and prior to March 31, 2008, subject to certain terms and conditions. We do not have any right to call any other shares of our capital stock held by Landmark.





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


     RELATIONSHIPS WITH DIRECTORS

     Mr. John Giuliani, one of our directors, is a paid consultant to our Company on terms and conditions that are of fair market value. Mr. Giuliani provides marketing services consulting services to us for a fixed fee of $5,000 per month. Mr. Giuliani has been compensated for his consulting services since November 2002.

     Ms. Debora J. Wilson, one of our directors, is the Chief Executive Officer of weather.com, a division of The Weather Channel Interactive, Inc., a wholly owned subsidiary of Landmark Communications, Inc. Weather.com has been one of our media suppliers and a partner in our CoolSavings Marketing Network. In 2002, we paid weather.com a total of $279,913 for the purchase of advertising on the weather.com web site.


              STOCKHOLDER RETURN PERFORMANCE PRESENTATION

     The following graph compares the cumulative total stockholder return on our common stock with the cumulative total return of the Russell 2000, the NASDAQ National Market, U.S. Index ("NASDAQ U.S. Index"), and the Dow Jones US Advertising & Media Index for the period beginning on May 19, 2000, the date of our initial public offering, and ending on December 31, 2002. We no longer compare our common stock cumulative return with the JP Morgan H & Q Internet 100 Index due to its cessation in 2002. We expect to compare our stockholder performance to the Russell 2000 Index and the Dow Jones US Advertising & Media Index in future proxy statements as each serves as a good comparison of our stockholders return. This chart assumes investment of $100 at the closing sales price on the date of our initial public offering, including reinvestment of dividends, in our common stock and each of the Russell 2000 Index and the Dow Jones US Advertising & Media Index . We have never paid dividends on our common stock and have no present plans to do so. Total return is based on historical results and is not intended to indicate future performance.

     COMPARISON OF CUMULATIVE TOTAL RETURNS OF COOLSAVING, INC., RUSSELL 2000, NASDAQ MARKET INDEX AND DOW JONES US ADVERTISING & MEDIA INDEX.



                          [PERFORMANCE GRAPH]


            COMPARISON OF 31 MONTH CUMULATIVE TOTAL RETURN*
           Among CoolSavings, Inc., The Russell 2000 Index,
                 The NASDAQ Stock Market (U.S.) Index,
                   and the Dow Jones US Media Index


                                Cumulative Total Returns
                     ----------------------------------------------
                       5/19/00       12/00       12/01       12/02
                       -------      -------     -------     -------

CoolSavings, Inc.      $100.00      $ 14.29     $  1.14     $  1.43

Russell 2000           $100.00      $ 72.60     $ 57.60     $ 39.81

NASDAQ Stock
 Market (U.S.)         $100.00      $101.62     $104.15     $ 82.82

Dow Jones
 US Media              $100.00      $ 88.59     $ 81.52     $ 55.85

     * $100 invested on 5/19/00 in stock or index-including reinvestment of dividends. Fiscal year ending December 31.


     Notwithstanding anything to the contrary set forth in any of our previous filings made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings made by us under those statutes, neither the preceding Performance Graph nor the Compensation Committee Report and Audit Committee Report included elsewhere in this proxy statement is to be incorporated by reference into any such prior filings, nor shall such graph or report be incorporated by reference into any future filings made by us under those statutes.




























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


REPORT OF THE AUDIT COMMITTEE

     Our Board of Directors maintains an Audit Committee, which for the fiscal year ended December 31, 2002 was comprised of two of our outside directors: Hugh R. Lamle and Richard H. Rogel. A third director, R. Bruce Bradley, served on the Audit Committee until his resignation in May 2002. Our Board of Directors believes that each of these individuals has the requisite financial skills and experience to discharge his obligations as a member of the Audit Committee. None of the members of the Audit Committee for 2002 nor the members of the current Audit Committee were or are employees or officers of our company nor, in the opinion of our Board of Directors, do any of such individuals have any relationship with us that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and member of the Audit Committee. However, Messrs. Lamle and Rogel may not be considered "independent" under the rules of the National Association of Securities Dealers, Inc. ("NASD") that govern the composition of audit committees, which require that each company with shares quoted on a Nasdaq market maintain an audit committee comprised of at least three "independent" directors.

     In November, 2001, our common stock was delisted from and is no longer quoted on the NASDAQ National Market. This means we are no longer subject to the NASD rules, including the rules governing the composition of audit committees. While the composition of our Audit Committee may not technically comply with the NASD Rules, our Board of Directors believes that the Audit Committee members have sufficient independence and financial skills and experience to discharge their obligations as members of the Audit Committee in accordance with the terms of the charter of the Audit Committee.

     In accordance with its written charter adopted by the Board of Directors, the Audit Committee exercises oversight responsibilities regarding the quality and integrity of our accounting, auditing and financial reporting practices. In discharging these responsibilities, the Audit Committee:

     . reviewed and discussed our audited financial statements with management and with PricewaterhouseCoopers LLP, our independent auditors;

     . discussed with our independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 as amended;

     . reviewed the selection, application and disclosure of our critical accounting policies pursuant to SEC Financial Release No. 60, "Cautionary Advice Regarding Disclosure About Critical Accounting Policies";and

     . reviewed the written disclosures and the letter from our independent auditors required by the Independence Standards Board's Standard No. 1, and discussed with our independent auditors any relationships that may impact their objectivity and independence.

     Based upon the review and discussions referred to above, the Audit Committee recommended to our Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2002, as filed with the SEC.











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


     The Audit Committee presents the following summary of all fees billed by PricewaterhouseCoopers LLP, our independent auditors, for the fiscal year ended December 31, 2002:

     . Audit fees. Audit fees for professional services rendered for the audit of our 2002 financial statements and the reviews of our quarterly financial statements-$220,000.

     . All other fees. All other fees including an audit of our 401(k) Plan, tax services, review of proxy statement and review of the Securities Purchase Agreement-$40,785.

     The Audit Committee has considered and determined that the level of fees of PricewaterhouseCoopers LLP for provision of services other than the audit services is compatible with maintaining the auditor's independence. The Audit Committee has recommended and our Board has approved the appointment of PricewaterhouseCoopers LLP as our auditors for 2003.



                        Respectfully submitted,


                             Hugh R. Lamle
                           Richard H. Rogel

                          GENERAL INFORMATION


     INDEPENDENT PUBLIC ACCOUNTANTS

     The Audit Committee has appointed PricewaterhouseCoopers LLP as our independent public accountants for the fiscal year ended December 31, 2003.

PricewaterhouseCoopers LLP has served as our auditors since 1997.
Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting, and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

     STOCKHOLDERS' PROPOSALS

     Any and all stockholder proposals for inclusion in the proxy materials for our next annual meeting of stockholders must comply with the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended, and must be received by us, at our offices at 360 N. Michigan Avenue, 19th Floor, Chicago, IL 60601, not later than March 3, 2004. Such proposals should be addressed to our Secretary.

     Our Bylaws also contain certain provisions that affect stockholder proposals. Under the Bylaws, at an annual or special meeting of stockholders, only stockholder proposals properly brought before the meeting may be acted upon. To be properly brought before a meeting of stockholders, business must be (i) in the case of a special meeting, specified in the notice of the special meeting (or any supplement thereto) given by or at the direction of our Board of Directors, (ii) properly brought before the meeting by or at the direction of our Board of Directors, or (iii) otherwise properly brought before the meeting by a stockholder by providing us with enough time for us to provide each stockholder entitled to vote at the meeting with notice via personal delivery or by mailing, at least 10 but not more than 60 calendar days before the day of the meeting upon which the proposal shall be voted on.

     ANNUAL REPORT

     Stockholders are concurrently being furnished with a copy of our Annual Report for the year ended December 31, 2002.

     OTHER MATTERS

     Management knows of no matters that will be presented for consideration at the annual meeting other than that stated in the notice of meeting. However, if any other matters do properly come before the annual meeting, the person or persons named in the accompanying proxy form will vote the proxy in accordance with their best judgment regarding such matters, including the election of a director or directors other than those named in this proxy statement should an emergency or unexpected occurrence make the use of such discretionary authority necessary, and also regarding matters incident to the conduct of the meeting.

     Stockholders are requested to date, sign and return the enclosed proxy in the enclosed postage-paid envelope. So that the presence, in person or by proxy, of the holders of a majority of the shares entitled to vote at the meeting may be assured, prompt execution and return of the proxy is requested.


                            By Order of the Board of Directors


                            /s/ David B. Desser
                            ------------------------------
                            David B. Desser
                            Secretary

July 1, 2003
Chicago, IL

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